Press Release

February 6, 2018	FOR IMMEDIATE RELEASE
CTS Announces Fourth Quarter and Full Year 2017 Results
Robust growth in sales and total booked business
Lisle, Ill. - CTS Corporation (NYSE: CTS) today announced fourth quarter and full year 2017 results.
Fourth Quarter 2017 Results

•
Sales were $110.9 million, up 9.2% year-over-year. Sales to automotive customers increased 7.3%, and sales of electronic components grew 12.7%. The Noliac acquisition, completed in May 2017, added $3.0 million of sales in the fourth quarter of 2017.

•
Net loss was $13.6 million or $0.41 per share, which included a $18.0 million one-time, non-cash charge related to the Tax Cuts and Jobs Act and a $13.4 million one-time, non-cash pension settlement charge.

•	Adjusted diluted EPS was $0.39 compared to $0.29 in the same quarter of 2016.
Full Year 2017 Results

•
Sales were $423.0 million, up 6.6% compared to 2016. Sales to automotive customers increased 4.8%, and sales of electronic components grew 10.2%. The Noliac acquisition added $7.1 million of sales in 2017.

•	Net earnings were $14.4 million or $0.43 per diluted share.

•	Adjusted diluted EPS was $1.23 compared to $1.08 in 2016.

•	Operating cash flow was $58.0 million, up 23% year-over-year.

•	Total booked business grew $219 million in 2017, a 14.4% increase, to $1.737 billion.
“We made progress on several fronts in 2017, growing our total booked business substantially, building momentum in sales growth, improving earnings, and generating strong cash flows,” said Kieran O’Sullivan, CEO of CTS Corporation. “We will continue to focus on improving sales and gross margins in 2018.”
2018 Guidance
Full year 2018 sales are expected to be in the range of $435 to $455 million. Adjusted earnings per diluted share for 2018 are expected to be in the range of $1.32 to $1.44.

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Conference Call
As previously announced, the Company has scheduled a conference call at 11:00 a.m. (EST) today to discuss the fourth quarter and full year financial results. The dial-in number is 877-616-0061 (719-325-4757, if calling from outside the U.S.). The passcode is 497714. There will be a replay of the conference call from 2:00 p.m. (EST) today through 2:00 p.m. (EST) on Tuesday, February 20, 2018. The telephone number for the replay is 866-375-1919 (719-457-0820, if calling from outside the U.S.). The replay passcode is 2515838. A live audio webcast of the conference call will be available and can be accessed directly from the Investors section of the website of CTS Corporation at www.ctscorp.com.
About CTS
CTS (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect, and Move. The company manufactures sensors, actuators, and electronic components in North America, Europe, and Asia. CTS provides solutions to OEMs in the aerospace, communications, defense, industrial, information technology, medical, and transportation markets.

For more information, visit www.ctscorp.com.
Safe Harbor
This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management's expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Many of these, and other, risks and uncertainties are discussed in further detail in Item 1A. of CTS’ Annual

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Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.
Contact
Ashish Agrawal
Vice President and Chief Financial Officer

CTS Corporation
4925 Indiana Avenue
Lisle, IL 60532
USA

Telephone: +1 (630) 577-8800
E-mail: ashish.agrawal@ctscorp.com

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CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) - UNAUDITED
(In thousands of dollars, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Net sales	$110,910	$101,584	$422,993	$396,679
Cost of goods sold	78,035	65,723	282,562	256,251
Gross Margin	32,875	35,861	140,431	140,428
Selling, general and administrative expenses	24,973	15,165	71,943	61,624
Research and development expenses	6,714	5,626	25,146	24,040
Restructuring and impairment charges	1,197	873	4,139	3,048
Loss (gain) on sale of assets	10	51	708	(11,450)
Operating earnings	(19)	14,146	38,495	63,166
Other (expense) income:
Interest expense	(1,134)	(956)	(3,343)	(3,702)
Interest income	370	223	1,284	1,305
Other income (expense)	928	(2,042)	3,817	(3,524)
Total other income (expense), net	164	(2,775)	1,758	(5,921)
Earnings before taxes	145	11,371	40,253	57,245
Income tax expense	13,766	3,061	25,805	22,865
Net (loss) earnings	$(13,621)	$8,310	$14,448	$34,380
Net (loss) earnings per share:
Basic	$(0.41)	$0.25	$0.44	$1.05
Diluted	$(0.41)	$0.25	$0.43	$1.03
Basic weighted-average common shares outstanding	32,938	32,760	32,892	32,728
Effect of dilutive securities	—	582	528	523
Diluted weighted-average common shares outstanding	32,938	33,342	33,420	33,251
Cash dividends declared per share	$0.04	$0.04	$0.16	$0.16

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CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of dollars)

	(Unaudited)
	December 31,	December 31,
	2017	2016
ASSETS
Current Assets
Cash and cash equivalents	$113,572	$113,805
Accounts receivable, net	70,584	62,612
Inventories, net	36,596	28,652
Other current assets	12,857	10,638
Total current assets	233,609	215,707
Property, plant and equipment, net	88,247	82,111
Other Assets
Prepaid pension asset	57,050	46,183
Goodwill	69,046	61,744
Other intangible assets, net	66,943	64,370
Deferred income taxes	20,694	45,839
Other assets	2,096	1,743
Total other assets	215,829	219,879
Total Assets	$537,685	$517,697
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Short-term notes payable	$—	$1,006
Accounts payable	49,201	40,046
Accrued payroll and benefits	11,867	11,369
Accrued expenses and other liabilities	41,344	45,708
Total current liabilities	102,412	98,129
Long-term debt	76,300	89,100
Long-term pension obligations	7,201	7,006
Deferred income taxes	1,791	2,367
Other long-term obligations	6,176	3,213
Total Liabilities	193,880	199,815
Commitments and Contingencies
Shareholders' Equity
Common stock	304,777	302,832
Additional contributed capital	41,084	40,521
Retained earnings	420,160	410,979
Accumulated other comprehensive loss	(78,960)	(93,194)
Total shareholders' equity before treasury stock	687,061	661,138
Treasury stock	(343,256)	(343,256)
Total shareholders' equity	343,805	317,882
Total Liabilities and Shareholders' Equity	$537,685	$517,697

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CTS CORPORATION AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATION - UNAUDITED

Earnings Per Share

The following table reconciles GAAP diluted earnings per share to adjusted diluted earnings per share for the Company:

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
GAAP diluted earnings per share	$(0.41)	$0.25	$0.43	$1.03

Tax affected charges to reported diluted earnings per share:
Restructuring charges	0.02	0.02	0.08	0.06
Increase in valuation allowance and revaluation of deferred taxes as a result of restructuring activities	—	—	—	0.07
Tax impact of valuation allowances, credits, and other foreign charges	(0.01)	(0.01)	(0.02)	0.03
Loss (gain) on sale of facilities, net of expenses	—	—	0.01	(0.22)
Transaction costs	—	—	—	0.02
Lease termination charge	—	—	—	0.02
Pension settlement charge	0.26	—	0.26	—
Foreign currency (gain) loss	(0.01)	0.05	(0.07)	0.09
Tax impact related to Tax Cuts and Job Acts	0.54	—	0.54	—
Tax impact of non-recurring stock compensation change	—	(0.02)	—	(0.02)
Adjusted diluted earnings per share	$0.39	$0.29	$1.23	$1.08

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Depreciation and amortization expense	$5,613	$4,982	$20,674	$18,992
Stock-based compensation expense	$1,670	$979	$4,184	$2,738

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Non-GAAP Financial Measures

Adjusted earnings per share is a non-GAAP financial measure. The most directly comparable GAAP financial measure is diluted earnings per share.

CTS adjusts for these items because they are discrete events, which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance.

CTS uses an adjusted earnings per share measure to evaluate overall performance, establish plans and perform strategic analysis. Using this measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance. Because this measure is based on the exclusion or inclusion of specific items, they may not be comparable to measures used by other companies which have similar titles. CTS' management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies. CTS believes that this measure is useful to its management, investors and stakeholders in that it:

•	provides a meaningful measure of CTS' operating performance,

•	reflects the results used by management in making decisions about the business, and

•	helps review and project CTS' performance over time.

We recommend that investors consider both actual and adjusted measures in evaluating the performance of CTS with peer companies.

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